EX-99.B-77Q1

                             W&R TARGET FUNDS, INC.

SUB-ITEM 77Q1(a)(1):     Amendments to Registrant's Charter:

1. Articles Supplementary, dated September 19, 2003, filed by EDGAR on November 19, 2003 as Ex-99.B(a)tgtartsup2 to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (incorporated by reference herein).

2. Articles Supplementary, dated November 19, 2003, filed by EDGAR on November 19, 2003 as Ex-99.B(a)tgtartsup3 to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (incorporated by reference herein).

SUB-ITEM 77Q1(a)(2):     Amendments to Registrant's Bylaws:

     Amendment to Bylaws, dated November 19, 2003, filed by EDGAR on November 19, 2003 as Ex-99.B(a)tgtbylawamend3 to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (incorporated by reference herein).